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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectuses pertaining to the 1988 Incentive Stock Option Plan, 1988 Nonqualified Stock Option Plan, and 1989 Non-Employee Directors' Stock Option Plan, of Arthur J. Gallagher & Co. of our reports dated January 18, 1996 with respect to the consolidated financial statements of Arthur J. Gallagher & Co. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP
                                          -------------------------------------
                                          Ernst & Young LLP

Chicago, Illinois
June 18, 1996